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                                                                    EXHIBIT 23.6

                       CONSENT OF J.P. MORGAN SECURITIES INC.


We hereby consent to (i) the use of our opinion letter to be dated as of the date of the Joint Proxy Statement/Prospectus to the Board of Directors of Regions (the "Company") included in Appendix C to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company and First Commercial, and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                   J.P. MORGAN SECURITIES INC.



                             By:  /s/ Gail M. Rogers
                                -------------------------------------
                                    Name:     Gail M. Rogers
                                    Title:    Managing Director


June 19, 1998